As filed with the Securities and Exchange Commission on February 8, 2000
                                            REGISTRATION STATEMENT NO. 333-67123
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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                                -----------------
                        Post-Effective Amendment No. 1 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

     MOBIL OIL CORPORATION
        EMPLOYEE STOCK
     OWNERSHIP PLAN TRUST                                MOBIL CORPORATION
        A NEW YORK TRUST                              A DELAWARE CORPORATION
          13-6044149                                         13-2850309
     (I.R.S. EMPLOYER NO.)                            (I.R.S. EMPLOYER NO.)
                                3225 Gallows Road
                             FAIRFAX, VA 22037-0001
                         TELEPHONE NUMBER (703) 846-3000

                                Agent for Service
                           CAROLE J. YALEY, SECRETARY
                                MOBIL CORPORATION
                                3225 GALLOWS ROAD
                             Fairfax, VA 22037-0001
                                -----------------
                  Please Send Copies of All Communications To:
RALPH N. JOHANSON, JR.,     CHARLES S. WHITMAN, III,     JAMES F. HAYDEN, ESQ.
        ESQ.                         ESQ.                 WHITE & CASE L.L.P.
  MOBIL CORPORATION           DAVIS POLK & WARDWELL       1155 AVENUE OF THE
  3225 GALLOWS ROAD            450 LEXINGTON AVENUE            AMERICAS
FAIRFAX, VA 22037-0001         New York, NY 10017         NEW YORK, NY 10036

                                -----------------

   Pursuant to this Post-Effective Amendment No. 1, the Registrants hereby:

   (1) confirm that no securities have been issued pursuant to this Registration Statement No. 333-67123;
   (2) deregister all securities registered pursuant to this Registration Statement No. 333-67123, including the securities described in the Rule 424(b) prospectus filed on May 18, 1999 and the debt securities and guaranties of the debt securities registered and remaining unissued under Registration Statement No. 33-34133-01 previously filed by the Registrants; and
   (3) pursuant to Rule 477 of the Securities Act of 1933, withdraw this Registration Statement No. 333-67123.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant named below has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 8th day of February, 2000.


                                        MOBIL OIL CORPORATION
                                        EMPLOYEE STOCK OWNERSHIP PLAN
                                        TRUST STOCK OWNERSHIP TRUST PLAN

                                        By Bankers Trust Company, not in its
                                        individual corporate capacity but
                                        solely as Trustee


                                        By /s/ Marie B. Colaninno
                                           -----------------------------------
                                           Marie B. Colaninno, Vice President

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant named below has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on the 8th day of February, 2000.


                                      MOBIL CORPORATION

                                    By  /s/ Ralph N. Johanson, Jr.
                                        ----------------------------
                                   (Ralph N. Johanson, Jr. as Attorney-in-Fact)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
Lucio A. Noto*                               Director, Chairman of the Board and
                                             Chief Executive Officer
PRINCIPAL FINANCIAL OFFICER:
R. Cramer*                                   Executive Vice President and Chief
                                             Financial Officer
PRINCIPAL ACCOUNTING OFFICER:
Steven L. Davis*                             Controller and Principal
                                              Accounting Officer
DIRECTORS:

/s/ Frank Risch
--------------------
Frank Risch

/s/ Peter Townsend
--------------------
Peter Townsend

/s/ Donald Humphries
--------------------
Donald Humphries


*By /s/ Ralph N. Johanson, Jr.
    --------------------------
   (Ralph N. Johanson, Jr. as Attorney-in-Fact)

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* by power of attorney authorizing Ralph N. Johanson, Jr. to execute the
Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil and its Officers.